EXHIBIT 3.1

SECOND AMENDED AND RESTATED

BY-LAWS

OF

MSC INDUSTRIAL DIRECT CO., INC.

(as ~~amended on September 14, 2007~~of October 24, 2012)

1.          MEETINGS OF SHAREHOLDERS.

1.1.          Annual Meeting. The annual meeting of shareholders shall be held on a date determined by the board of directors (the “Board”) or as soon thereafter as practicable, and shall be held at a place and time determined by the Board.

1.2.          Special Meetings. Special meetings of the shareholders may be called by resolution of the Board or by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

1.3.          Place of Meetings. Meetings of the shareholders may be held in or outside New York State.

1.4.          Notice of Meeting; Waiver of Notice. Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 50 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a shareholder at his address on the Corporation’s records. The attendance of any shareholder at a meeting, without protesting before the end of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

1.5.          Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

1.6.          Voting, Proxies. Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law or by section 1.7 of these by-laws and subject to Article FOURTH (C) (I) of the Corporation’s Certificate of Incorporation. Directors shall be elected in the manner provided in section 2.1 of these by-laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after eleven months from its date unless it provides otherwise.

1.7.          Action by Shareholders Without a Meeting. Any shareholder action may be taken without a meeting if written consent to the action is signed by all the shareholders entitled to vote on the action.

2.          BOARD OF DIRECTORS.

2.1.          Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of one director who shall be at least 18 years old, but whenever there are two shareholders there shall be two directors and whenever there are three or more shareholders there shall be at least three directors (unless the number of directors is increased in accordance with the following sentence). The number of directors may be changed by resolution of a majority of the entire Board or by the shareholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast, subject to Article FOURTH (C) of the Corporation’s Certificate of Incorporation, and shall hold office until the next annual meeting of shareholders and until the election of their respective successors. The Board shall be initially composed of four directors.

2.2.          Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.8 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3.          Place of Meetings. Meetings of the Board may be held in or outside New York State.

2.4.          Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held the next business day.

2.5.          Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, a majority of the Board or the president of the Corporation.

2.6.          Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7.          Resignation and Removal of Directors. Any director may resign at any time. Any or all of the directors may be removed at any time, either with or without cause, by vote of the shareholders, and any of the directors may be removed for cause by the Board.

2.8.          Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.9.          Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities, subject to limitations applicable to independent directors pursuant to securities laws and/or regulations of any stock exchange on which the Corporation’s securities are traded.

2.10.         Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

2.11.         Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.12.         Chairman of the Board. From its members, the Board will annually elect a Chairman of the Board to preside over meetings of the Board and of the shareholders. The Chairman of the Board may or may not simultaneously serve as an officer of the Corporation. If the Chairman of the Board does not simultaneously serve as an officer of the Corporation, the Chairman of the Board will be designated the Non-Executive Chairman of the Board.

3.          COMMITTEES.

3.1.          Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of three or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or bylaw, and which shall serve at the pleasure of the Board. All actions of the Executive Committee shall be reported to the Board at its next meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

3.2.          Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors, to serve at the Board’s pleasure, with such powers and duties as the Board determines.

4.          OFFICERS.

4.1.          Number; Security. The executive officers of the Corporation shall be the executive vice chairman of the Board, chief executive officer, president, one or more vice presidents (including, one or more executive vice presidents and one or more senior vice presidents, if the Board so determines, in which event the Board shall determine whether a vice president reporting to an executive or senior vice president is also an executive officer of the Corporation), a secretary, a chief information officer, a chief financial officer and such other officers as the Board shall determine. Any two or more offices may be held by the same person, except the offices of president and secretary. The Board may require any officer, agent, or employee to give security for the faithful performance of his duties.

4.2.          Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor.

4.3.          Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers, and in certain cases, vice presidents), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4.          Resignation and Removal of Officers. Any officer may resign at any time. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause.

4.5.          Vacancies. A vacancy in any office may be filled for the unexpired term by the Board.

4.6.          Executive Vice Chairman of the Board. The Executive Vice Chairman of the Board shall  ~~preside at all meetings of the Board and of the shareholders.~~ , subject to the control of the Board, ~~he shall~~ have general supervision over the business of the Corporation and shall have such other powers and duties as the Board shall assign to him.

4.7.          The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer, president and chief operating officer of the Corporation. Subject to the control and oversight of the Board, he shall have general charge and supervision over the business affairs, operations and overall strategic direction of the Corporation and shall have such other powers and duties as the Board assigns to him from time to time.

4.8.          Vice President. Each vice president shall have such powers and duties as the Board and/or the Chief Executive Officer assigns to him from time to time.

4.9.          Chief Financial Officer. The Chief Financial Officer shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to him from time to time.

4.10.         The Secretary. The secretary shall be the secretary of, and keep the minutes of all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to him from time to time. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.11.         Chief Information Officer. The Chief Information Officer shall be responsible for the Corporation’s computer systems and supporting information technology infrastructure, including, without limitation, hardware and software systems relating to the Corporation’s purchasing, sales, distribution, finance and management information reporting functions. Subject to the control of the Board, he shall have such other powers and duties as the Board and/or the Chief Executive Officer assigns to him from time to time.

4.12.         Salaries. The Board or an appropriate committee thereof may fix the officers’ salaries, if any, or it may authorize the Chief Executive Officer to fix the salary of any other officer, subject in any case to applicable requirements of the Securities and Exchange Commission, the New York Stock Exchange or such other exchange on which the Corporation’s securities may be traded.

5.           SHARES

5.1.          Certificates. The Corporation’s shares may be certificated or uncertificated, as provided under the Business Corporation Law of the State of New York. Each shareholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in the form approved by the Board. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Where such certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

5.2.          Transfers. Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares if such shares are certificated, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3.          Determination of Shareholders of Record. The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 50 nor less than 10 days before the date of the meeting, nor more than 50 days before any other action.

6.          MISCELLANEOUS.

6.1.          Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

6.2.          Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall end on the Saturday nearest August 31 of each year.

6.3.          Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

6.4.          Amendments. By-laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders. If a by-law regulating elections of directors is adopted, amended or repealed by the Board, the notice of the next meeting of shareholders shall set forth the by-law so amended, repealed or adopted, together with a concise statement of the changes made.

7.          Indemnification.

7.1.          Indemnification of Directors and Officers. Any person made or threatened to be made a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any person served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, shall be indemnified by the Corporation against the judgment, fines, amounts paid in settlement and reasonable expense (including attorney’s fees) actually and necessarily incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under Section 722, 723 and 725 of the Business Corporation Law.

Any person made or threatened to be made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or was serving at the request of the Corporation as a director or officer of any other corporation of any type, domestic or foreign, other enterprise, shall be indemnified by the Corporation against amounts paid in settlement and reasonable expenses (including attorney’s fees) actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with any appeal therein, to the full extent permissible under Sections 722, 723 and 725 of the Business Corporation Law.

7.2.          Contract of Indemnification. The provisions of Section 7.1 of this Article of the By-Laws shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while Section 7.1 hereof and the relevant provisions of the Business Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

7.3.          Nonexclusivity of statutory provisions for indemnification of Directors and Officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article and the relevant provisions of the Business Corporation Law and other applicable law, if any, shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled by resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

7.4.          Indemnification of other Persons. The Board, in its discretion, shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.